Exhibit 99.1
NEWS RELEASE

As previously announced, UScellular will hold a teleconference on August 2, 2024, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.uscellular.com.

UScellular reports second quarter 2024 results
2024 guidance reaffirmed

CHICAGO (August 2, 2024) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $927 million for the second quarter of 2024, versus $957 million for the same period one year ago. Service revenues totaled $743 million, versus $760 million for the same period one year ago. Net income attributable to UScellular shareholders and related diluted earnings per share were $17 million and $0.20, respectively, for the second quarter of 2024 compared to $5 million and $0.05, respectively, in the same period one year ago.
2Q 2024 Highlights*
•Announced sale of wireless operations and select spectrum assets
•Now reporting Wireless and Towers segments
▪Wireless
•Sequential improvement in postpaid gross additions and postpaid net losses
•Postpaid ARPU grew 2%; service revenues decreased 2%
▪Towers
•Third-party tower revenues increased 1%
•Fixed wireless customers grew 40% to 134,000
•Strong cost management across the enterprise led to increased operating income, net income and Adjusted OIBDA

* Comparisons are 2Q’23 to 2Q’24 unless otherwise noted

“Solid postpaid ARPU growth and continued strong expense discipline is keeping us on track to deliver on our financial guidance,” said Laurent C. Therivel, UScellular President and CEO. “We have taken actions to improve subscriber results that have led to sequential improvement in postpaid handset net additions in the second quarter. While postpaid handset net additions remained negative, we are encouraged by the positive momentum.

"Finally, I would also like to thank all of our associates for their hard work in these dynamic times. 2024 has been a year of unprecedented change for the organization, but our team has remained focused on our mission of connecting customers to what matters most."

Announced Transaction and Exploration of Strategic Alternatives for UScellular
On May 28, 2024, Telephone and Data Systems, Inc. (TDS) and UScellular announced that they have entered into a definitive agreement to sell UScellular's wireless operations and select spectrum assets to T-Mobile. The transaction is expected to close in mid-2025, subject to regulatory approvals and the satisfaction of customary closing conditions.

UScellular retains its nearly 4,400 owned towers, its equity method investments, and approximately 70% of its spectrum assets. The strategic alternatives review process is ongoing as UScellular seeks to opportunistically monetize its spectrum assets that are not subject to the T-Mobile transaction.

2024 Estimated Results
UScellular’s current estimates of full-year 2024 results are shown below. Such estimates represent management’s view as of August 2, 2024 and should not be assumed to be current as of any future date. UScellular undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2024 Estimated Results
	Previous	Current
(Dollars in millions)
Service revenues	$2,950-$3,050	Unchanged
Adjusted OIBDA[1,2]	$750-$850	Unchanged
Adjusted EBITDA[1,2]	$920-$1,020	Unchanged
Capital expenditures	$550-$650	Unchanged

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2024 estimated results, UScellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, UScellular believes that the impact of income taxes cannot be reasonably predicted; therefore, UScellular is unable to provide such guidance.

		Actual Results
	2024 Estimated Results[2]	Six Months Ended June 30, 2024	Year Ended December 31, 2023
(Dollars in millions)
Net income (GAAP)	N/A	$42	$58
Add back:
Income tax expense	N/A	41	53
Income before income taxes (GAAP)	$60-$160	$83	$111
Add back:
Interest expense	185	91	196
Depreciation, amortization and accretion expense	660	329	656
EBITDA (Non-GAAP)[1]	$905-$1,005	$503	$963
Add back or deduct:
Expenses related to strategic alternatives review	—	21	8
(Gain) loss on asset disposals, net	15	11	17
(Gain) loss on license sales and exchanges, net	—	7	(2)
Adjusted EBITDA (Non-GAAP)[1]	$920-$1,020	$542	$986
Deduct:
Equity in earnings of unconsolidated entities	155	80	158
Interest and dividend income	15	6	10
Adjusted OIBDA (Non-GAAP)[1]	$750-$850	$456	$818
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. UScellular does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of UScellular’s operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of UScellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, and expenses related to the strategic alternatives review of UScellular while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for June 30, 2024, can be found on UScellular’s website at investors.uscellular.com.
22024 Estimated Results do not reflect any anticipated costs, expenses or results of the strategic alternatives review referenced above.

Conference Call Information
UScellular will hold a conference call on August 2, 2024 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://events.q4inc.com/attendee/870908711
▪Access the call by phone at (888)330-2384 conference ID: 1328528.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About UScellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 4.5 million retail connections in 21 states. The Chicago-based company had 4,300 full- and part-time associates as of June 30, 2024. At the end of the second quarter of 2024, Telephone and Data Systems, Inc. owned approximately 82 percent of UScellular. For more information about UScellular, visit uscellular.com.
Contacts
Colleen Thompson, Vice President - Corporate Relations of TDS
colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether the announced transaction whereby UScellular has agreed to sell its wireless operations and selected spectrum assets to T-Mobile will be successfully completed or whether UScellular will be able to find buyers at mutually agreeable prices for its spectrum assets that are not subject to the agreement with T-Mobile; whether any such strategic alternative will result in additional value for UScellular and its shareholders and whether the process will have an adverse impact on UScellular’s business; strategic decisions regarding the tower business; intense competition; the ability to attract people of outstanding talent throughout all levels of the organization; UScellular's smaller scale relative to larger competitors; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of UScellular's businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which UScellular does business; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment, including changes in regulatory support received and the ability to pass through regulatory fees to customers; pending and future litigation; cyber-attacks or other breaches of network or information technology security; potential conflicts of interests between TDS and UScellular; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular's Form 10-K, as updated by any UScellular Form 10-Q filed subsequent to such Form 10-K.

For more information about UScellular, visit: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Retail Connections
Postpaid
Total at end of period[1]	4,027,000	4,051,000	4,106,000	4,159,000	4,194,000
Gross additions	117,000	106,000	129,000	128,000	125,000
Handsets	73,000	63,000	80,000	84,000	83,000
Connected devices	44,000	43,000	49,000	44,000	42,000
Net additions (losses)[1]	(24,000)	(44,000)	(50,000)	(35,000)	(28,000)
Handsets	(29,000)	(47,000)	(53,000)	(38,000)	(29,000)
Connected devices	5,000	3,000	3,000	3,000	1,000
ARPU[2]	$51.45	$51.96	$51.61	$51.11	$50.64
ARPA[3]	$130.41	$132.00	$131.63	$130.91	$130.19
Handset upgrade rate[4]	4.1%	4.5%	5.8%	4.5%	4.8%
Churn rate[5]	1.16%	1.22%	1.44%	1.30%	1.21%
Handsets	0.97%	1.03%	1.22%	1.11%	1.01%
Connected devices	2.47%	2.52%	3.03%	2.64%	2.65%
Prepaid
Total at end of period[1]	439,000	436,000	451,000	462,000	462,000
Gross additions	50,000	41,000	43,000	52,000	50,000
Net additions (losses)[1]	3,000	(13,000)	(11,000)	—	(8,000)
ARPU[2,6]	$32.37	$32.25	$32.32	$33.44	$33.86
Churn rate[5]	3.60%	4.06%	3.87%	3.68%	4.18%
Market penetration at end of period
Consolidated operating population	32,550,000	32,550,000	32,350,000	32,350,000	32,350,000
Consolidated operating penetration[7]	15%	14%	15%	15%	15%
Capital expenditures (millions)	$165	$131	$148	$111	$143
Total cell sites in service	6,990	6,995	7,000	6,973	6,952
Owned towers	4,388	4,382	4,373	4,356	4,341

1First quarter 2024 connections were adjusted to remove subscribers that could no longer access the UScellular network due to the CDMA shutdown. This resulted in 11,000 and 2,000 subscribers removed from the postpaid and prepaid base, respectively, that are not included in Net additions (losses) for the quarter.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
5Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
6Fourth quarter 2023 Prepaid ARPU excludes a $6 million reduction of prepaid revenue related to an adjustment to correct a prior period error recorded in the fourth quarter of 2023.
7Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$743	$760	(2)%	$1,497	$1,527	(2)%
Equipment sales	184	197	(6)%	380	415	(9)%
Total operating revenues	927	957	(3)%	1,877	1,942	(3)%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	180	190	(5)%	362	372	(3)%
Cost of equipment sold	211	228	(7)%	427	480	(11)%
Selling, general and administrative	322	341	(5)%	653	686	(5)%
Depreciation, amortization and accretion	165	161	2%	329	330	—
(Gain) loss on asset disposals, net	5	3	49%	11	13	(19)%
(Gain) loss on license sales and exchanges, net	8	—	N/M	7	—	N/M
Total operating expenses	891	923	(3)%	1,789	1,881	(5)%

Operating income	36	34	6%	88	61	44%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	38	38	2%	80	82	(2)%
Interest and dividend income	3	3	18%	6	5	11%
Interest expense	(45)	(51)	8%	(91)	(99)	8%
Total investment and other expense	(4)	(10)	54%	(5)	(12)	61%

Income before income taxes	32	24	31%	83	49	69%
Income tax expense	14	19	(28)%	41	29	41%
Net income	18	5	N/M	42	20	N/M
Less: Net income attributable to noncontrolling interests, net of tax	1	—	(20)%	7	2	N/M
Net income attributable to UScellular shareholders	$17	$5	N/M	$35	$18	N/M

Basic weighted average shares outstanding	86	85	1%	86	85	1%
Basic earnings per share attributable to UScellular shareholders	$0.20	$0.05	N/M	$0.41	$0.21	99%

Diluted weighted average shares outstanding	88	86	3%	88	86	2%
Diluted earnings per share attributable to UScellular shareholders	$0.20	$0.05	N/M	$0.40	$0.20	95%

N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)
	Six Months Ended June 30,
	2024	2023
(Dollars in millions)
Cash flows from operating activities
Net income	$42	$20
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	329	330
Bad debts expense	46	50
Stock-based compensation expense	25	6
Deferred income taxes, net	11	25
Equity in earnings of unconsolidated entities	(80)	(82)
Distributions from unconsolidated entities	80	78
(Gain) loss on asset disposals, net	11	13
(Gain) loss on license sales and exchanges, net	7	—
Other operating activities	3	3
Changes in assets and liabilities from operations
Accounts receivable	(1)	35
Equipment installment plans receivable	5	7
Inventory	57	52
Accounts payable	—	(106)
Customer deposits and deferred revenues	6	(9)
Accrued taxes	20	1
Accrued interest	(1)	(1)
Other assets and liabilities	(44)	(32)
Net cash provided by operating activities	516	390

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(270)	(351)
Cash paid for licenses	(15)	(8)
Other investing activities	1	14
Net cash used in investing activities	(284)	(345)

Cash flows from financing activities
Issuance of long-term debt	40	115
Repayment of long-term debt	(198)	(156)
Repayment of short-term debt	—	(60)
Tax payments for stock-based compensation awards	(12)	(6)
Distributions to noncontrolling interests	(3)	(2)
Cash paid for software license agreements	(20)	(19)
Other financing activities	(3)	(1)
Net cash used in financing activities	(196)	(129)

Net increase (decrease) in cash, cash equivalents and restricted cash	36	(84)

Cash, cash equivalents and restricted cash
Beginning of period	179	308
End of period	$215	$224

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	June 30, 2024	December 31, 2023
(Dollars in millions)
Current assets
Cash and cash equivalents	$195	$150
Accounts receivable, net	952	957
Inventory, net	143	199
Prepaid expenses	58	57
Income taxes receivable	—	1
Other current assets	26	36
Total current assets	1,374	1,400

Assets held for sale	—	15

Licenses	4,715	4,693

Investments in unconsolidated entities	461	461

Property, plant and equipment, net	2,540	2,576

Operating lease right-of-use assets	906	915

Other assets and deferred charges	643	690

Total assets	$10,639	$10,750

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	June 30, 2024	December 31, 2023
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$20	$20
Accounts payable	268	248
Customer deposits and deferred revenues	236	229
Accrued taxes	41	32
Accrued compensation	57	83
Short-term operating lease liabilities	134	135
Other current liabilities	130	154
Total current liabilities	886	901

Deferred liabilities and credits
Deferred income tax liability, net	765	755
Long-term operating lease liabilities	822	831
Other deferred liabilities and credits	573	565

Long-term debt, net	2,887	3,044

Noncontrolling interests with redemption features	16	12

Equity
UScellular shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88	88
Additional paid-in capital	1,752	1,726
Treasury shares	(58)	(80)
Retained earnings	2,893	2,892
Total UScellular shareholders’ equity	4,675	4,626

Noncontrolling interests	15	16

Total equity	4,690	4,642

Total liabilities and equity	$10,639	$10,750

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
UScellular	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Operating Revenues
Wireless	$902	$932	(3)%	$1,826	$1,892	(3)%
Towers	58	57	3%	116	113	3%
Intra-company eliminations	(33)	(32)	(4)%	(65)	(63)	(3)%
Total operating revenues	927	957	(3)%	1,877	1,942	(3)%

Operating expenses
Wireless	885	916	(3)%	1,779	1,868	(5)%
Towers	39	39	1%	75	76	(1)%
Intra-company eliminations	(33)	(32)	(4)%	(65)	(63)	(3)%
Total operating expenses	891	923	(3)%	1,789	1,881	(5)%

Operating income	$36	$34	6%	$88	$61	44%

Adjusted OIBDA (Non-GAAP)	$227	$198	14%	$456	$404	13%
Adjusted EBITDA (Non-GAAP)	$268	$239	13%	$542	$491	10%
Capital expenditures	$165	$143	15%	$295	$351	(16)%

	Three Months Ended June 30,			Six Months Ended June 30,
UScellular Wireless	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Retail service	$666	$686	(3)%	$1,344	$1,378	(2)%
Other	52	49	7%	102	99	3%
Service revenues	718	735	(2)%	1,446	1,477	(2)%
Equipment sales	184	197	(6)%	380	415	(9)%
Total operating revenues	902	932	(3)%	1,826	1,892	(3)%

System operations (excluding Depreciation, amortization and accretion reported below)	194	203	(4)%	390	398	(2)%
Cost of equipment sold	211	228	(7)%	427	480	(11)%
Selling, general and administrative	313	333	(6)%	637	670	(5)%
Depreciation, amortization and accretion	154	149	3%	308	307	—
(Gain) loss on asset disposals, net	5	3	40%	10	13	(23)%
(Gain) loss on license sales and exchanges, net	8	—	N/M	7	—	N/M
Total operating expenses	885	916	(3)%	1,779	1,868	(5)%

Operating income	$17	$16	5%	$47	$24	97%

Adjusted OIBDA (Non-GAAP)	$196	$168	16%	$392	$344	14%
Adjusted EBITDA (Non-GAAP)	$196	$168	16%	$392	$344	14%
Capital expenditures	$160	$140	13%	$286	$346	(17)%
N/M - Percentage change not meaningful

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
UScellular Towers	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Third-party revenues	$25	$25	1%	$51	$50	2%
Intra-company revenues	33	32	4%	65	63	3%
Total tower revenues	58	57	3%	116	113	3%

System operations (excluding Depreciation, amortization and accretion reported below)	19	19	(1)%	37	37	1%
Selling, general and administrative	9	8	8%	16	16	(3)%
Depreciation, amortization and accretion	11	12	(5)%	21	23	(5)%
(Gain) loss on asset disposals, net	—	—	N/M	1	—	N/M
Total operating expenses	39	39	1%	75	76	(1)%

Operating income	$19	$18	7%	$41	$37	10%

Adjusted OIBDA (Non-GAAP)	$31	$30	6%	$64	$60	7%
Adjusted EBITDA (Non-GAAP)	$31	$30	6%	$64	$60	7%
Capital expenditures	$5	$3	N/M	$9	$5	89%
N/M - Percentage change not meaningful

United States Cellular Corporation
Free Cash Flow
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
UScellular	2024	2023	2024	2023
(Dollars in millions)
Cash flows from operating activities (GAAP)	$313	$349	$516	$390
Cash paid for additions to property, plant and equipment	(137)	(155)	(270)	(351)
Cash paid for software license agreements	(11)	(12)	(20)	(19)
Free cash flow (Non-GAAP)[1]	$165	$182	$226	$20
1Free cash flow is a non-GAAP financial measure which UScellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.

United States Cellular Corporation
EBITDA, Adjusted EBITDA and Adjusted OIBDA
(Unaudited)

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income, Income before income taxes and/or Operating income. Income and expense items below Operating Income are not provided at the individual segment level for UScellular Wireless and UScellular Towers; therefore, the reconciliations begin with EBITDA and the most directly comparable GAAP measure is Operating income rather than Net income at the segment level.

	Three Months Ended June 30,
UScellular	2024	2023
(Dollars in millions)
Net income (GAAP)	$18	$5
Add back:
Income tax expense	14	19
Income before income taxes (GAAP)	32	24
Add back:
Interest expense	45	51
Depreciation, amortization and accretion	165	161
EBITDA (Non-GAAP)	242	236
Add back or deduct:
Expenses related to strategic alternatives review	13	—
(Gain) loss on asset disposals, net	5	3
(Gain) loss on license sales and exchanges, net	8	—
Adjusted EBITDA (Non-GAAP)	268	239
Deduct:
Equity in earnings of unconsolidated entities	38	38
Interest and dividend income	3	3
Adjusted OIBDA (Non-GAAP)	$227	$198

	Three Months Ended June 30,
UScellular Wireless	2024	2023
(Dollars in millions)
EBITDA (Non-GAAP)	$171	$165
Add back or deduct:
Expenses related to strategic alternatives review	12	—
(Gain) loss on asset disposals, net	5	3
(Gain) loss on license sales and exchanges, net	8	—
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	196	168
Deduct:
Depreciation, amortization and accretion	154	149
Expenses related to strategic alternatives review	12	—
(Gain) loss on asset disposals, net	5	3
(Gain) loss on license sales and exchanges, net	8	—
Operating income (GAAP)	$17	$16

EBITDA, Adjusted EBITDA and Adjusted OIBDA

	Three Months Ended June 30,
UScellular Towers	2024	2023
(Dollars in millions)
EBITDA (Non-GAAP)	$30	$30
Add back or deduct:
Expenses related to strategic alternatives review	1	—
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	31	30
Deduct:
Depreciation, amortization and accretion	11	12
Expenses related to strategic alternatives review	1	—
Operating income (GAAP)	$19	$18